SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 14, 2017
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A-MARK PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-2464169
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
2121 Rosecrans Ave., Suite 6300 El Segundo, CA (Address of principal executive offices)	90245 (Zip code)
Registrant’s telephone number, including area code:  (310) 587-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Asset Purchase Agreement
On August 14, 2017, Goldline Acquisition Corp. (“GAC”), a wholly-owned subsidiary of A-Mark Precious Metals, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Goldline, LLC (the “Seller”). Pursuant to the Purchase Agreement, GAC agreed to purchase from the Seller, and the Seller agreed to sell to GAC, substantially all of the assets of Goldline, LLC, a leading direct retailer of precious metals to the investor community (the “Acquisition”). Subject to certain limited exceptions as set forth in the Purchase Agreement, GAC will not assume the liabilities of the Seller. The closing of the transaction is subject to the satisfaction of various conditions, including the receipt of approvals from third parties.
Under the terms of the Purchase Agreement, GAC has agreed to pay approximately $6.4 million over net tangible asset value (as determined in accordance with the Purchase Agreement), payable in cash at the closing (the “Purchase Price”). The Purchase Price is subject to certain post-closing adjustments.
Pursuant to the terms of the Purchase Agreement, GAC has deposited with an escrow agent the amount of $1,000,000.00 (the “Deposit’), which amount shall be payable to the Seller, as liquidated damages, in the event the closing does not occur by August 28, 2017 (or such other date as may be agreed upon by the parties) through no fault of the Seller, and the Seller terminates the Purchase Agreement. Payment of the Deposit to the Seller will be the Seller’s sole and exclusive remedy for Buyer’s failure to consummate the transaction under these circumstances. If the closing does occur, the Deposit will remain in escrow and will serve as security for the Seller’s indemnification obligations under the Purchase Agreement, together with an additional $500,000 of the Purchase Price to be held back by GAC at the closing and deposited with the escrow agent (the Deposit and the additional $500,000 are referred to as the “Holdback Amount.”)
The Holdback Amount will be released as follows: (a) within five business days after the first anniversary of the closing date, 50% of the Holdback Amount, less any deductions with respect to indemnification claims and any amounts in respect of any indemnification claims then in dispute, will be paid to GAC; and (b) within five business days after the second anniversary of the closing date, the balance of the Holdback Amount, less any deductions with respect to indemnification claims and any amounts in respect of any indemnification claims then in dispute, will be paid to GAC.
The Purchase Agreement includes representations, warranties and covenants of the parties customary for transactions similar to those contemplated by the Purchase Agreement, including, among others, that the Seller shall conduct and operate its business in the ordinary course consistent with past practice until the closing of the transaction and not engage in certain kinds of activities or transactions during this period. Each party has agreed to indemnify the other for breaches of representations and warranties, covenants, and certain other matters, subject to certain exceptions and limitations.
The Seller has agreed, subject to certain exceptions with respect to unsolicited proposals, not to solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any other person relating to any business combination transaction of the Seller or its affiliates, including the sale of any of any membership interest in Seller, any merger or consolidation, or the sale of the Seller’s business or of the assets or membership interest of the Seller.
At the closing date, the Seller and the former CEO of the Seller will also agree that, for the period commencing on the closing date until the third anniversary thereof, neither they nor any of their affiliates will, directly or indirectly shall directly or indirectly own, manage, operate, join, control, participate in, invest in or otherwise provide assistance to, in any manner, any “competing business” (as defined.)
On the closing date, the Seller and GAC will enter into a transition services agreement, pursuant to which GAC will provide reasonable assistance to the Seller (including access to records and services of transferring employees) for a period of [two years] following the closing date in connection with assisting the Seller’s continuing obligations for its retained liabilities that are not being assumed by GAC.

The foregoing description of the Purchase Agreement is qualified by reference to the agreement, a copy of which is filed as Exhibit 10.1 to this Report.
Financing for the Acquisition
Financing for the Acquisition will be obtained in part by GAC from a privately placed credit facility in an amount not to exceed $ 7.5 million (the “GAC Credit Facility”). Lenders under the GAC Credit Facility will include certain members of the Company’s board of directors.
The GAC Credit Facility will be secured by a first priority lien on substantially all of the assets of GAC, and will be guaranteed by the Company. Interest on the GAC Credit Facility will be payable at the rate of 8.5% per annum, and the lenders under the GAC Credit Facility will be entitled to an additional payment at maturity equal to the greater of 3% of the principal amount of the GAC Credit Facility and 10% of cumulative three-year EBITDA of GAC in excess of $10 million, on a pro rata basis. The GAC Credit Facility will have a three-year maturity. The obligations of GAC and the Company pursuant to the documentation governing the GAC Credit Facility will be subordinated to the Company’s obligations under the Uncommitted Credit Agreement, dated as of March 31, 2016, as amended, among the Company, Coöperatieve Rabobank U.A. New York Branch, as Administrative Agent and the lenders named therein (the “Uncommitted Credit Agreement”) including, among other subordination terms, that, the lenders under the GAC Credit Facility will be permitted to collect regularly scheduled payments of principal and interest, provided that no event of default is continuing under the Uncommitted Credit Agreement and the Company is in pro forma compliance with the financial covenants pursuant to the Uncommitted Credit Agreement.
Item 9.01 Financial Statements and Exhibits
(d)   Exhibits

Exhibit No.	Description

10.1 99.1
Asset Purchase Agreement, dated as of August 14, 2017, by and between Goldline Acquisition Corp., a Delaware corporation and Goldline,, LLC, a Delaware limited liability company.

Press Release, dated August 14, 2017.

[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 18, 2017

A-MARK PRECIOUS METALS, INC.

By:    /s/ Carol Meltzer
Name:  Carol Meltzer
Title:    General Counsel and Secretary